EXHIBIT 99.B

NOTE:
This Debt Maturity Schedule Through 2007 details the interest rates, maturity dates and principal amounts outstanding under our and our subsidiaries’ outstanding debt obligations. This Schedule does not contain all the information about our outstanding debt that may be important to you. Additional information about our outstanding debt obligations is contained in, and this Schedule is subject to, the disclosures in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as amended, as filed with the Securities and Exchange Commission.

The information in this Debt Maturity Schedule is accurate as of March 31, 2005 when posted on our website. Although we may periodically update the information posted to our website, we undertake no obligation to do so.

El Paso Corporation
Debt Maturity Schedule Through 2007
As of March 31, 2005
$ in Thousands

	Interest	Maturity	Principal
Description	Rate	Date	3/31/2005

2005

2Q05
El Paso Corporation - EPGT	7.980%	5/31/2005	10,000
El Paso Corporation - EPGT	7.850%	6/1/2005	10,000
El Paso Corporation - Sonat	6.875%	6/1/2005	167,296
Colorado Interstate Gas Company	10.000%	6/15/2005	180,000
El Paso Corporation - EPGT	7.410%	6/28/2005	20,000
ANR Pipeline	7.000%	6/1/2005	67,516
Other Financing - Amortizing Debt *	Various		18,362
			473,174
3Q05
Other Financing - Amortizing Debt *	Various		56,559
			56,559
4Q05
El Paso Corporation - EPGT	7.900%	10/17/2005	2,000
El Paso Tennessee Pipeline Company	6.500%	12/15/2005	310
Other Financing - Amortizing Debt *	Various		25,064
			27,374

Total 2005			557,107

2006

1Q06
El Paso Corporation - 550 MM Euro	5.750%	3/14/2006	28,682
Other Financing - Amortizing Debt *	Various		59,692
			88,374
2Q06
El Paso CGP Company	6.500%	5/15/2006	109,500
Other Financing - Amortizing Debt *	Various		17,069
			126,569
3Q06
El Paso CGP Company	7.500%	8/15/2006	204,909
Other Financing - Amortizing Debt *	Various		58,238
			263,147
4Q06
Other Financing - Amortizing Debt *	Various		16,903
			16,903

Total 2006			494,993	(1)

2007

1Q07
Other Financing - Amortizing Debt *	Various		58,596
			58,596
2Q07
Other Financing - Amortizing Debt *	Various		18,281
			18,281
3Q07
El Paso Corporation - Equity Security Units	6.140%	8/16/2007	272,102
Other Financing - Amortizing Debt *	Various		56,117
			328,219
4Q07
El Paso Corporation - Sonat	6.750%	10/1/2007	75,172
Southern Natural Gas Company	6.700%	10/1/2007	100,000
El Paso Corporation	6.950%	12/15/2007	300,000
Other Financing - Amortizing Debt *	Various		14,314
			489,486

Total 2007			894,582	(2)

Notes:
* This represents total of amortizing debt obligations for the quarter. On the March 31, 2005 balance sheet, the full balance of the Macae and Mohawk River Funding II debt obligations are classified as current. This debt maturity schedule assumes the amortizing principal payments are paid according to their scheduled maturities.

(1) Excludes puttable debt for Zero Coupon convertible debenture of $667,644.

(2) Excludes puttable debt of $600,000.